                                                                     Exhibit 4.2


                     WARRANT ISSUANCE AND DELIVERY AGREEMENT

     AGREEMENT dated as of February 29, 2000 between Intersections Inc., a Delaware corporation (the "Company"), and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

     WHEREAS, in order to induce AMEX to enter into that certain Third Amendment to the Consumer Credit Information Service Agreement dated as of February 4, 2000 between AMEX and CreditComm Services LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, the Company has agreed to issue and deliver to AMEX warrants (the "Warrants") to purchase 268.75 shares (the "Warrant Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. Issuance and Delivery. The Company has authorized the issuance and delivery of the Warrants, the terms of which shall be in the form set forth on Exhibit A attached hereto. The term "Warrant" means a Warrant to purchase one share of Common Stock (subject to adjustment as provided in the Warrant). On the date hereof, the Company will deliver to AMEX the Warrants (in definitive form) registered in the name of AMEX (or in the name of AMEX's nominee) to be acquired by AMEX pursuant to this Agreement.

     2. Representations and Warranties of the Company. The Company represents and warrants to AMEX as of the date hereof as follows:

     (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its property and to operate its business as now conducted.

     (b) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 100,000 shares of Common Stock, of which 8,662 shares are outstanding, 2,857 are reserved for issuance upon conversion of the Series A Preferred Stock, 1,900 are reserved for issuance upon the conversion of the Series B Preferred Stock, 4,673 are reserved for issuance upon the conversion of the Series C Preferred Stock, 5,000 are reserved for issuance under the 1999 Stock Option Plan and 437.5 are reserved for issuance upon exercise of warrants and (b) 100,000 shares of preferred stock, par value $.01 per share, of which 20,000 have been designated Series A Preferred Stock (all of which are outstanding), 9,500 have been designated Series B Preferred Stock (all of which are outstanding) and 20,000 have been designated Series C Preferred Stock (of which 15,000 shares are outstanding).

     (c) Authorization; Binding Obligations. The Company has full corporate power and authority to execute and deliver this Agreement and the Warrants, to deliver the Warrant Shares and to execute and deliver any such other documents furnished or to be furnished by the Company hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. No consent, approval, permit, waiver or authorization is required to be obtained and no notice or filing is required to be given or made by the Company which has not been obtained, given or made in connection with the execution, delivery and performance by the Company of this Agreement or the Warrants.

     (d) Warrants; Warrant Shares. All of the Warrants issuable under this Agreement have been duly authorized for issuance, the Warrant Shares issuable under the Warrant have been duly authorized and reserved for issuance, and, when the Warrants have been duly executed and delivered by the Company in accordance with this Agreement, (i) all of the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, (ii) all of the Warrants will be exercisable for the Warrant Shares in accordance with their terms, and (iii) all of the Warrant Shares, when issued and delivered in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

     3. Representations and Warranties of AMEX. AMEX represents and warrants to the Company that (a) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (d) it is acquiring the Warrants being acquired by it for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, (e) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, and (f) it understands that the Warrants and the Warrant Shares have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Warrants or Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws. AMEX further represents that (i) it has full power and authority to execute and deliver this Agreement, (ii) the person executing this Agreement on behalf of it has the appropriate authority to act on behalf of it, and (iii) this Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. AMEX agrees not to sell, transfer, assign or otherwise dispose of the Warrants other than to its parent, subsidiaries and affiliates; provided, however, if AMEX sells, transfers, assigns or otherwise disposes of the Warrants in violation of this provision, then the Company's obligations under Sections 4(b) and 5 hereof shall become null and void and have no further effect.

     4. Covenants of the Company. The Company hereby covenants and agrees as follows:

     (a) Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the exercise of all of the Warrants (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Warrants).

     (b) Access; Financial Statements and Budget. The Company shall afford AMEX and any of its officers, employees, accountants and other representatives access to (i) the Company's senior officers, accountants and attorneys and (ii) the most recent financial statements and most recent summary budgets for the next 12 months as reasonably requested by AMEX in order to permit AMEX to make a due diligence examination of the Company prior to AMEX making a decision whether to exercise the Warrants and shall cooperate fully with AMEX in taking all action that AMEX may reasonably request in connection with its due diligence investigation; provided, that, nothing contained herein shall require the Company to provide to AMEX (i) any specific information regarding its unit costs of any products, (ii) any data relating to membership programs of other organizations, (iii) general corporate data related to membership programs which AMEX could use to develop data with respect to other organizations' membership programs, or (iv) any other information, which in the Company's reasonable opinion, would cause the Company to violate any outstanding confidentiality agreement if such information were provided to AMEX.

     5.   Registration Rights.

     (a) Restrictive Legend. Any certificates representing the Warrants, the Warrant Shares and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under other applicable securities laws):

          " THE WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.

          THIS WARRANT EVIDENCING THE RIGHT TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY HAS BEEN ISSUED PURSUANT TO A CERTAIN WARRANT ISSUANCE AND DELIVERY AGREEMENT (THE "WARRANT AGREEMENT"), DATED AS OF FEBRUARY 29, 2000, BY AND BETWEEN INTERSECTIONS INC. AND AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND THE HOLDER OF THIS WARRANT SHALL BE ENTITLED TO ALL OF THE BENEFITS OF AND BE BOUND BY ALL OF THE APPLICABLE OBLIGATIONS OF THE WARRANT AGREEMENT, AS PROVIDED THEREIN."

     (b) Certain Definitions. As used in this Section 5, the following terms shall have the following respective meanings:

          (i)    "Commission" means the Securities and Exchange Commission.

          (ii) "Effective" shall mean that all requirements under the Securities Act with respect to a Registration Statement have been satisfied and that the Commission has officially approved the public distribution or circulation of the Registration Statement in connection with a public offering of Registrable Securities.

          (iii) "Effective Date" shall mean the date on which a Registration Statement is declared to be Effective.

          (iv) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

          (v) "Initial Public Offering" shall mean the first offering for sale of Common Stock for the account of the Company or for the account of any holder of securities that has registration rights pursuant to an Effective Registration Statement.

          (vi) "Loeb Stockholders" shall mean Loeb Holding Corp. and the Stockholders of the Company listed on Schedule A to the Registration Rights Agreement between the Company and Loeb Holding Corp.

          (vii) "NASD" shall mean the National Association of Securities Dealers, Inc.

          (viii) "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations System.

          (ix) "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company or partnership, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

          (x)    "Registrable Securities" shall mean (a) the Warrant Shares and
(b) any shares of Common Stock of the Company acquired after the date hereof by AMEX, including shares of Common Stock issuable on the conversion of other securities or the exercise of options; provided, however, that such securities shall cease to be Registrable Securities if and when (w) a Registration Statement with respect to the disposition of such securities shall have become Effective under the Securities Act and such securities shall have been disposed of pursuant to such Effective Registration Statement, (x) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company, and subsequent disposition of such securities shall not require Registration or qualification of such securities under the Securities Act, (y) such securities shall have ceased to be outstanding or (z) such securities may be sold without any volume limits under Rule 144.

          (xi) "Registration" shall mean the satisfaction by the Company of all applicable requirements under the Securities Act as evidenced by the official approval of the Commission in connection with a public offering by the Company of Registrable Securities.

          (xii) "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under Section 5 of this Agreement, including, without limitation, all Commission and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered in a public offering on each securities exchange or national market system on which such securities are to be so listed and, following such initial public offering, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or national market system on which such securities are listed, and fees and disbursements of counsel for the Company and all independent certified public accountants.

          (xiii) "Registration Statement" shall mean any disclosure document that the Company is required to file under the Securities Act in connection with a public offering of Registrable Securities.

     (c)  Incidental Registration.

          (i) If the Company at any time prior to 5 years from the date of the Initial Public Offering proposes to register any of its equity securities under the Securities Act (other than a Registration (a) relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company, or (b) in connection with an acquisition by the Company of another company) in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act, it shall each such time, subject to the provisions of Section 5(c)(ii), give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such holders' rights under this Section 5(c), at least 15 days prior to the anticipated filing date of the Registration Statement relating to such Registration. Such notice shall offer all such holders the opportunity to include in such Registration Statement such number of Registrable Securities as each such holder may request. Upon the written request of any such holder made within 10 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the Registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof; provided, that (x) if such Registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in the Company's Registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (y) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 5(c) and prior to the Effective Date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such Registration. If a Registration pursuant to this Section 5(c) involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such Registration may elect, in writing prior to the Effective Date of the Registration Statement filed in connection with such Registration, not to register such Registrable Securities in connection with such Registration. No Registration effected under this Section 5(c) shall relieve the Company of its obligations to effect Registrations upon request under Section 5(d). The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 5(c). However, each holder of Registrable Securities shall pay all underwriting discounts and commissions, transfer taxes, if any, and their counsel fees relating to the sale or disposition of such holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 5(c).

          (ii) Priority in Incidental Registrations. If a Registration pursuant to this Section 5(c) involves an underwritten offering and the managing underwriter advises the Company that, in its good faith view, the number of equity securities (including all Registrable Securities) which the Company, the holders of Registrable Securities and any other Persons intend to include in such Registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, the Company will include in such Registration (a) first, securities that the Company proposes to issue and sell for its own account, (b) second, shares of Common Stock owned by the Loeb Stockholders and shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock proposed to be registered by the holders thereof, pro rata based on the number of shares of Common Stock proposed to be registered by each such Person,
(c) third, Registrable Securities proposed to be registered by the holders thereof, pro rata based on the number of shares of Common Stock proposed to be registered by each such person and (d) fourth, all other securities proposed to be registered by the holders thereof, pro rata based on the number of securities proposed to be registered by each such Person.

     (d) Registrations on Form S-3. In addition to the rights provided the holders of Registrable Securities in Section 5(c), if the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then upon the written request of AMEX the Company will so notify each holder of Registrable Securities, including each holder who has a right to acquire Registrable Securities, and then will, as expeditiously as possible, use its best reasonable efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as the holder or holders shall specify; provided, however, the Company shall not be required to effect a Registration pursuant to this Section 5(d) unless the market value of the Registrable Securities to be sold in any such Registration shall be estimated to be at least $1,000,000 at the time of filing such Registration Statement, and further provided that the Company shall not be required to effect more than two Registrations under this Section 5(d) nor more than one Registration during any twelve (12) month period. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 5(d). However, each holder of Registrable Securities shall pay all underwriting discounts and commissions, transfer taxes, if any, and their counsel fees relating to the sale or disposition of such holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this
Section 5(d).

     (e) Holdback Agreements. If any Registration of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144 or any successor provision, under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the seven days prior to, and during the 90 day period (or 180 day period in the case of the Initial Public Offering) which begins on the Effective Date of such Registration Statement (except as part of such Registration) provided that each holder of Registrable Securities has received written notice of such Registration at least three days prior to the anticipated beginning of the seven day period referred to above.

     (f) Registration Procedures. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall:

          (i) Prepare and file with the Commission within 90 days after receipt of a request for Registration, a Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain Effective as provided herein, provided that before filing with the Commission a Registration Statement or disclosure document constituting part of a Registration Statement or any amendments or supplements thereto, the Company will (a) furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed for said counsel's review and comment and (b) notify each holder of Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and any disclosure document constituting part of such Registration Statement used in connection therewith as may be necessary to keep Effective such Registration Statement for a period of not less than 90 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90 day period, if applicable, referred to in Section 4(3) of the Securities Act and Rule 174 under the Securities Act, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

          (iii) Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the disclosure document included in such Registration Statement (including each preliminary disclosure document), in conformity with the requirements of the Securities Act, and such other documents as any holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

          (iv) Use its best reasonable efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such Registration Statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(f), (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

          (v) Use its best reasonable efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

          (vi) Immediately notify each holder of such Registrable Securities at any time when a disclosure document relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the disclosure document included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such holder a supplement or amendment to such disclosure document so that, as thereafter delivered to the holders of such Registrable Securities, such disclosure document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (vii) Use its best reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange (including NASDAQ) and on each securities exchange on which similar securities issued by the Company may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the Effective Date of such Registration Statement.

          (viii) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being covered by such Registration Statement or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements.

          (ix) Otherwise use its best reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the Effective Date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          It shall be a condition precedent to the obligation of the Company to take any action with respect to securities of a holder of Registrable Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(f)(vi), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended disclosure document contemplated by Section 5(f)(vi) hereof, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such holder's possession, of the disclosure document covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(f)(ii) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f)(vi) hereof to and including the date when each holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended disclosure document contemplated by Section 5(f)(vi) hereof.

     (g)  Indemnification.

          (i) Indemnification by the Company. In the event of any Registration of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such Registration Statement, their respective directors and officers, general partners, limited partners and managing directors, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any such holder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling persons, partners and managing directors of any of the foregoing), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent, which consent will not be unreasonably withheld) to which such holder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration. The Company shall reimburse each such holder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder in its capacity as a holder of Registrable Securities in the Company or any such director, officer, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; and, provided further, that the Company shall not be liable to any holder of Registrable Securities, any person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section with respect to any preliminary disclosure document or the final disclosure document or the final disclosure document as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final disclosure document or of the final disclosure document as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final disclosure document, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (ii) Indemnification by the Holders of Registrable Securities and Underwriters. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the provisions hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (i) above) the Company and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary disclosure document contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such holder or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary disclosure document or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the holders of Registrable Securities, underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling persons and shall survive the transfer of such securities by such holder, provided, however, that no such holder shall be liable in the aggregate for any amounts exceeding the product of the sale price per Registrable Security and the number of Registrable Securities being sold pursuant to such Registration Statement or disclosure document by such holder.

          (iii) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5(g), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

          (iv) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 5(g) (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any required Registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (v) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the holders of Registrable Securities and the underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the holders of Registrable Securities and the underwriters, in such proportions that the underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing in the disclosure document bears to the initial public offering price appearing therein and the Company and the holders of Registrable Securities are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Company and the holders of Registrable Securities, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (a) the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities included in the offering on the other hand, from the offering of the Registrable Securities and any other securities included in such offering, and (b) the relative fault of the Company, on the one hand, and the holders of the Registrable Securities included in the offering, on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities on the other, with respect to such offering shall be deemed to be in the same proportion as the sum of the total purchase price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of any securities included in such offering (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of Registrable Securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the purchase price paid to the Company in respect of the Registrable Securities, and in each case the net proceeds received from such offering shall be determined as set forth in the disclosure document. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Securities, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, the Company and the holders of Registrable Securities agree that any contribution required to be made by such holder pursuant to this Section 5(g)(v) shall not exceed the net proceeds from the offering of Registrable Securities (before deducting expenses) received by such holder with respect to such offering. For purposes of this Section, each Person, if any, who controls a holder of Registrable Securities or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such holder or Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     6.   Miscellaneous.

     (a) Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

     (b) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

     (c) Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that AMEX may assign its rights and obligations to its Affiliates. Any assignment in violation of the preceding sentence shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective representatives, permitted successors, and permitted assigns, in accordance with the terms hereof. Nothing contained herein shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

     (d) Entire Agreement; Modifications. This Agreement (including the Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

     (e) Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a United States nationally recognized courier service marked for next business day delivery or sent by facsimile or in a sealed envelope by first class mail, postage prepaid and either registered or certified, at the address set forth in the records of the Company, or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been received (i) on the date of delivery, if delivered personally, (ii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery, (iii) five business days after the date of mailing, if mailed or (iv) on the date of transmission, if sent by facsimile provided that if such date is not a business day, on the next succeeding business day.

     (f) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Warrants or Warrant Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     (g) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (h) Agent's Fees. Each party hereby represents and warrants to the other party that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement. In the event of a claim by any broker or finder based upon his representing or being retained by AMEX or the Company, AMEX or the Company, as the case may be, agrees to indemnify and hold harmless the other in respect of such claim.

     (i) Expenses. Each party shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement.

     (j) Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     (l) Lock-up Agreement. AMEX agrees in connection with the Company's initial public offering, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any Warrant Shares or other shares of Common Stock now owned or hereafter acquired by it without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as the underwriter may specify; provided, that each executive officer, director and greater than five percent stockholder of the Company agrees to the same restriction.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                             INTERSECTIONS INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             AMERICAN EXPRESS TRAVEL RELATED
                                               SERVICES COMPANY, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                                 FORM OF WARRANT

THE WARRANT AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A "NO ACTION" LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.

THIS WARRANT EVIDENCING THE RIGHT TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY HAS BEEN ISSUED PURSUANT TO A CERTAIN WARRANT ISSUANCE AND DELIVERY AGREEMENT (THE "WARRANT AGREEMENT"), DATED AS OF FEBRUARY 29, 2000, BY AND BETWEEN INTERSECTIONS INC. AND AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND THE HOLDER OF THIS WARRANT SHALL BE ENTITLED TO ALL OF THE BENEFITS OF AND BE BOUND BY ALL OF THE APPLICABLE OBLIGATIONS OF THE WARRANT AGREEMENT, AS PROVIDED THEREIN.

No. W - __                                          Warrant to Subscribe for
                                                    268.75 Shares

                           STOCK SUBSCRIPTION WARRANT

                  To Subscribe for and Purchase Common Stock of

                               INTERSECTIONS INC.

THIS CERTIFIES that, for value received,

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

or registered assigns is entitled to subscribe for and purchase from Intersections Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, at the price of $7,000 per share (subject to adjustment as noted below) (the "Exercise Price") at any time and from time to time after 90 days from the date hereof and before 5:00 P.M., New York City time, five years from the date hereof (the "Exercise Period"),

          Two hundred sixty eight and three-fourths fully paid and nonassessable shares of the Company's Common Stock (subject to adjustment as noted below).

     This Warrant is subject to the following provisions, terms and conditions:

     1. EXERCISE OF THIS WARRANT. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed if required) at the office of the Company, 14930 Bogle Drive, Chantilly, Virginia 20151, or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, at any time during the Exercise Period upon (a) payment to it of the Exercise Price for such shares and
(b) execution and delivery by such holder of the Joinder Agreement to the Stockholders Agreement (the "Stockholders Agreement") dated as of January 7, 2000 by and among the Company and the persons named therein. The Exercise Price for shares of Common Stock issuable upon exercise of this Warrant shall be payable by payment to the Company of the Exercise Price in cash, by check or by wire transfer of funds. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the Market Price of the number of shares of Common Stock for which the payment is elected and (ii) the Exercise Price with respect to such shares, payable only in shares of Common Stock valued at Market Price on the date of exercise. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     2.   RESERVATION, ISSUANCE AND LISTING OF STOCK.

     2A. The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of the Warrant, such number of shares of Common Stock as shall then be issuable upon exercise of the Warrant. The Company will, at its expense, use its best efforts to cause such shares to be listed (subject to issuance or notice of issuance) on all stock exchanges, if any, on which the Company's Common Stock may become listed during the Exercise Period.

     2B. The Company covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment therefor, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     2C. Before or concurrently with the taking of any action which could cause an adjustment pursuant to Section 3 reducing the Exercise Price below the then par value (if any) of the Company's Common Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such Exercise Price as so adjusted.

     2D. The shares of Common Stock issuable upon exercise of the Warrant shall have the registration rights as provided in the Warrant Agreement.

     3. EXERCISE PRICE. The above provisions are, however, subject to the following:

     3A. INITIAL EXERCISE PRICE; ADJUSTMENT OF NUMBER OF SHARES. The initial Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     3B. ADJUSTMENT OF EXERCISE PRICE. Except as provided in paragraph 3F, if and whenever subsequent to the issuance of this Warrant the Company shall issue or sell any shares of its Common Stock (including shares now or hereafter held in the treasury of the Company but not including shares issued upon the exercise of this Warrant) for a consideration per share less than the Exercise Price in effect on the date of such issue or sale, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to a price determined by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (ii) the consideration, if any, received by the Company upon such issue or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     No adjustment of the Exercise Price however shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Exercise Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Exercise Price.

     3C. PROVISIONS RELATING TO ADJUSTMENT OF EXERCISE PRICE. For the purpose of subsection 3B, the following paragraphs 3C(1) to 3C(8), inclusive, shall also be applicable:

          3(C)1 ISSUANCE OF RIGHTS, OPTIONS OR WARRANTS -- In case at any time the Company shall grant (whether directly or by assumption in a merger or otherwise) any rights (other than the Warrant) to subscribe for or to purchase, or any options or warrants for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or warrants or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or warrants or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or warrants, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options or warrants, plus, in the case of such rights or options or warrants which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or warrants or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options or warrants) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options or warrants, then the total maximum number of shares of Common Stock issuable upon the exercise of rights or options or warrants or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options or warrants shall (as of the date of granting of such rights or options or warrants) be deemed to have been issued for such price per share. Except as otherwise provided in paragraph 3C(3), no adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or warrants or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          3C(2) ISSUANCE OF CONVERTIBLE SECURITIES - In case the Company shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. If any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option or warrant to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph 3C, no further adjustment of the Exercise

     Price shall be made by reason of such issue or sale. Except as otherwise provided in paragraph 3C(3), no adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          3C(3) CHANGE IN PURCHASE PRICE OR CONVERSION RATE -- Upon the happening of any of the following events, namely, if the purchase price provided for in any right, option or warrant referred to in the first sentence of paragraph 3C(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security referred to in the first sentence of paragraph 3C(1) or 3C(2), or the rate at which any Convertible Securities referred to in the first sentence of paragraph 3C(1) or 3C(2) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options, warrants or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such right, option or warrant or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option, warrant or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right, option or warrant referred to in the first sentence of paragraph 3C(1) shall decrease or the rate at which any Convertible Securities referred to in the first sentence of paragraph 3C(1) or 3C(2) are convertible into or exchangeable for Common Stock shall increase at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right, option or warrant or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option, warrant or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.

          3C(4) STOCK DIVIDENDS -- In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          3C(5) CONSIDERATION FOR STOCK -- In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold in whole or in part for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights, options or warrants, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such merger, conversion or sale, for purposes of subsection 3D shall be made after giving effect to such adjustment of the Exercise Price.

          3C(6) RECORD DATE -- In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be the date determined as the record date, or if no record date is set, then it shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          3C(7) TREASURY SHARES -- The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subsection 3C.

          3C(8) DEFINITION OF MARKET PRICE -- The Market Price of a share of Common Stock or other securities on any day shall mean the average closing price of a share of

     Common Stock or other security for the 5 consecutive trading days preceding such day on the principal national securities exchange or NASDAQ system on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange or NASDAQ system, the average of the reported bid and asked prices during such 5 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the Board of Directors of the Company.

     3D. SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     3E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then the holder of this Warrant shall have the right thereafter to receive, upon the exercise of this Warrant, the number of shares of stock or other securities, property or assets of the Company, successor, transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to that to which the holder of this Warrant upon the exercise thereof immediately prior to such event would be entitled. The provisions of this subsection 3F shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets. Upon any reorganization, consolidation, merger or transfer hereinabove referred to, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities, property, assets and cash receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or transfer, as the case may be.

     3F. NOTICE OF ADJUSTMENT. The Company shall notify each holder promptly after the occurrence of any adjustment of the Exercise Price or the occurrence of any event which should result in an adjustment to the Exercise Price.

     3G. CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in connection with the issuance of stock options or stock pursuant to any stock option plan or employee benefit plan adopted by the Board of Directors of the Company, (b) the issuance of stock on the conversion, exchange or exercise of securities of the Company outstanding prior to the date hereof, (c) the acquisition of any assets, stock or other interest in any partnership, corporation, or any other entity, (d) in connection with the formation of any research and development partnership, joint venture, partnership, licensing or collaborative agreements or other similar venture, and
(e) pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution. Any determination made by the Company's Board of Directors with respect to any matter described in this Paragraph 3G shall be conclusive.

     4. DEFINITION OF COMMON STOCK. As used herein the term "Common Stock" shall mean and include the Company's authorized Common Stock as constituted on the date hereof and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or sums or percentage or percentages of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock of the Company on the date hereof or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 3C above.

     5. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

     6. TRANSFER AND REGISTRATION OF WARRANTS. This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in Section 1 hereof by the holder hereof in person or his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed may be treated by the Company and all other persons dealing with this Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes. Notwithstanding anything contained herein to the contrary, each holder of this Warrant (a) shall be subject to the terms and conditions of the Warrant Agreement and (b) agrees not to sell, transfer, assign or otherwise dispose of this Warrant other than to the parent, subsidiaries or affiliates of the Holder.

     7. EXCHANGES OF WARRANTS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     8. NO FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of the Warrant, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of exercise.

     9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     10. NOTICES. Except as otherwise provided herein, any notices hereunder shall be deemed to have been given five (5) days after having been mailed in the United States by registered or certified mail, addressed if given to the Company to the principal office of the Company, Attention: Chairman, or if given to a holder of this Warrant addressed to such holder at his address as the same shall appear on the books of the Company.

     11. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the holder hereof. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

     12. EXPIRATION OF WARRANTS. At 5:00 P.M. New York time on the last day of its Exercise Period, the Warrant, if not exercised prior thereto, shall be and become wholly void and of no value.

     IN WITNESS WHEREOF, Intersections Inc. has caused this Warrant to be signed by one of its duly authorized officers.


Dated: February 29, 2000


                                             INTERSECTIONS INC.


                                             By:
                                                --------------------------------

                             SUBSCRIPTION AGREEMENT

                  (To be signed only upon exercise of Warrant)

To INTERSECTIONS INC.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________(1) shares of Common Stock of INTERSECTIONS INC. and herewith (a) (i) makes payment of $______________ therefor, or (ii) elects to receive the difference between Market Price and the Exercise Price, payable in shares, and (b) agrees to become a party to the Stockholders Agreement by executing a Joinder Agreement. The undersigned requests that the certificates for such shares be issued in the name of, and delivered to, _____________________________________________, whose address is
_______________________.


Dated: ____________, 20__
                                           -------------------------------------
                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the Warrant)



                                           -------------------------------------
                                           (Address)



------------------
(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

                  (To be signed only upon transfer of Warrant)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of INTERSECTIONS INC. covered thereby set forth hereinbelow unto:

Name of Assignee            Address                     No. of Shares
----------------            -------                     -------------



Dated: ________, 20__
                                         ---------------------------------------
                                         (Signature must conform in all
                                         respects to name of holder as specified
                                         on the face of the Warrant)



                                         ---------------------------------------
                                              (Address)



Signed in the presence of:


---------------------------